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                                                                  EXHIBIT 10.2.2

                  ADDENDUM TO THE VENDOR AGREEMENTS FOR LEVEL 1
                   SERVICE AND LAST SALE SERVICE OF THE NASDAQ
                               STOCK MARKET, INC.

                  This addendum ("Addendum"), dated as of the date executed by The Nasdaq Stock Market, Inc. ("Nasdaq"), amends any Vendor Agreement for Level 1 Service and Last Sale Service offered by The Nasdaq Stock Market, Inc., (collectively, the "Vendor Agreement") made by and between The Nasdaq Stock Market, Inc., a Delaware corporation that is an affiliate of the National Association of Securities Dealers, Inc. ("NASD") (a registered national securities association subject to regulation by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 ("Act")) (NASD with its affiliates is collectively referred to herein as the "Corporations") whose principal place of business is located at 1735 K Street, N.W., Washington, D.C. 20006 and FIRST INTERNATIONAL FINANCIAL CORP ("Vendor") with a principal place of business at 217 10TH AVE S.W., CALGARY, ALBERTA, CANADA.

                  Section 1. Non-Professional Subscriber Pricing. Under this Addendum, Vendor shall be charged $2.00 per month for each Non-Professional Subscriber and $.005 per query, subject to the Revenue Guarantee set forth in
Section 3 herein.

                  Section 2. Subscriber Agreements. Vendor shall ensure that all Subscribers are subject to a legally effective Subscriber Agreement as set forth in the Vendor Agreement.

                  Section 3. Revenue Guarantee. Each month, Vendor guarantees Nasdaq revenue equal to the lower of: (1) the number of Vendor's
Non-Professional Subscribers in that month times $4.00, plus Vendor's per query usage in that month times $.01; or (2) $21,344.86 which equals 75% of Vendor's Non-Professional and query revenue from December, 1998.

                  Section 4. Classification of Non-Professionals. Nasdaq shall ensure that all of Vendor's non-professional Subscribers meet Nasdaq's definition of "non-professional" Subscriber.

                  Section 5. Term. Unless otherwise notified by Nasdaq, Vendor acknowledges that this is a pilot program that shall terminate, without notice, on March 31, 2000. Nasdaq reserves the right to terminate this Addendum and/or the pilot program with or without cause, at an earlier date, upon notice to Vendor.

                  Section 6. Ratification of Vendor Agreement. Except as modified herein, the Vendor Agreement is hereby affirmed and ratified. Section headings are included for convenience only and are not to be used to construe or interpret the Vendor Agreement or this Addendum. Unless otherwise set forth in this Addendum, defined terms shall have the meanings set forth in the Vendor Agreement.

The Nasdaq Stock Market, Inc.        FIRST INTERNATIONAL FINANCIAL CORP.
                                     ("Vendor")

By:                                  By:  /s/ Brad Gunn
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Name:                                Name:  BRAD GUNN
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Title:                               Title: PRESIDENT
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Date:                                Date:  MAY 20, 1999
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